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                                                               EXHIBIT 21.1

                  SUBSIDIARIES OF SIGNATURE RESORTS, INC.

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    NAME                                       JURISDICTION OF ORGANIZATION
    ----                                       ----------------------------
Premier Resort Management, Inc. ..........  Georgia
KGI Port Royal, Inc. .....................  California
Argosy Hilton Head, Inc. .................  Georgia
Argosy/KGI Port Royal Partners............  South Carolina (general partnership)
Port Royal Resort, L.P. ..................  South Carolina
KGI Grand Beach Investments, Inc. ........  California
Argosy Grand Beach........................  Georgia (corporation)
Argosy Partners Inc. .....................  Georgia
Argosy/KGI Grand Beach Investment Partner-
 ship.....................................  California (general partnership)
Grand Beach Partners, L.P. ...............  California
Grand Beach Resort, Limited Partnership...  Georgia
AKGI Lake Tahoe Investments, Inc. ........  California
KGK Lake Tahoe Development, Inc. .........  California
Lake Tahoe Resort Partners, LLC...........  California
Resort Marketing International, Inc. .....  California
AKGI - St. Maarten NV.....................  Delaware/Netherlands Antilles
                                             (dually incorporated)
Resort Management International, Inc. ....  Georgia
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